Exhibit 10.51

AGREEMENT FOR

AMENDMENT AND RESTATEMENT

OF

ROYALTY FOR TECHNICAL EXPERTISE

                This AGREEMENT FOR AMENDMENT AND RESTATEMENT OF ROYALTY FOR TECHNICAL EXPERTISE (“this RTE Agreement”) effective as of the 27th day of May, 2011, is made and entered into by and among Minas de Oro Nacional S.A. de C.V. (“MON”), formerly known as O.N.C. de Mexico S.A. de C.V. (“ONCM”), and RG Mexico, Inc., a Delaware corporation (“Royal”).

Recitals

A.            A Royalty for Technical Expertise Agreement dated March 23, 2001 (“Original RTE Agreement”) was executed and delivered by ONCM, granting to Minera San Augusto, S.A. de C.V. (“MSA”) a royalty for technical expertise equal to 2.0% of Net Smelter Returns on all ores, minerals, or other commercially valuable products (“Products”) mined from property within certain mineral exploitation concessions generally known as the Mulatos Project (“Property”) defined in more detail below (“Original RTE”).

B.            The parties to the Original RTE Agreement intended that the Property was to be pledged as collateral for payment of the Original RTE, among other obligations.

C.            Pursuant to an Assignment and Assumption Agreement dated March 23, 2001 between MSA, as assignor, and Kennecott Minerals Company (“KMC”) and Tenedoramex, S.A. de C.V. (“T-Mex”) as assignees (the “MSA Assignment”), KMC became the owner of a 30% interest in the Original RTE, T-Mex became the owner of a 70% interest in the Original RTE, and MSA ceased to own any interest in the Original RTE.

D.            The Original RTE and the MSA Assignment were registered at number 74, pages 40 and 41, volume 13 of the Mining Acts, Contracts, and Agreements Book, at the Registry of Mines.

E.             ONCM changed its name to MON and the name change was registered at number 137, page 69, volume XXXVII of the Mining Corporations Book, at the Registry of Mines.

F.             On or near August 21, 2001, ONCM (now known as and referred to herein as “MON”), T-

CONVENIO
MODIFICATORIO Y DE REFORMULACIÓN
DE
REGALÍAS POR EXPERIENCIA TÉCNICA

                CONVENIO MODIFICATORIO Y DE REFORMULACIÓN DE REGALÍAS POR EXPERIENCIA TÉCNICA (el “Convenio RTE”) que entra en vigor el 27 de mayo de 2011, celebrado entre Minas de Oro Nacional S.A. de C.V. (“MON”), anteriormente conocido como O.N.C. de México S.A. de C.V. (“ONCM”), y RG México, Inc., sociedad de Delaware (“Royal”).

Declaraciones

A.            ONCM celebró y entregó un Contrato de Regalía por Experiencia Técnica el 23 de marzo de 2001 (el “Contrato de RTE Original”), otorgándole a Minera San Augusto, S.A. de C.V. (“MSA”) una regalía por experiencia técnica equivalente a 2.0% de los Rendimientos Netos de Fundición sobre todas las menas, minerales y otros productos comercialmente valiosos (los “Productos”) que se extraen de las minas que se encuentran dentro de las concesiones de explotación mineras generalmente conocidas como el Proyecto de Mulatos (la “Propiedad”) que se define más a detalle a continuación (el “RTE Original”).

B.            Las partes del Contrato de RTE Original desean que la Propiedad se otorgue en prenda como colateral del pago del RTE Original, entre otras obligaciones.

C.            De acuerdo con el Contrato de Cesión y Aceptación de fecha 23 de marzo de 2001 celebrado entre MSA, como otorgante, y Kennecott Minerals Company (“KMC”) y Tenedoramex, S.A. de C.V. (“T-Mex”) como cesionarios (la “Cesión de MSA”), KMC se convertirá en el propietario de una participación del 30% en el RTE Original, T-Mex se convertirá en el propietario de una participación del 70% en el RTE Original, y MSA dejó de poseer participaciones en el RTE Original.

D.            El RTE Original y la Cesión de MSA se registraron bajo el número 74, foja s 40 y 41, volumen 13 de las Leyes Mineras, Contratos y Libros de Acuerdos, en el Registro de Minas.

E.             ONCM cambió su denominación a MON y el cambio de nombre se registró bajo el número 137, foja 69, volumen XXXVII del Libro de Sociedades Mineras, en el Registro de Minas.

F.             El 21 de agosto de 2001 o aproximadamente esa fecha, ONCM (conocido en el

Mex and KMC amended the Original RTE Agreement to grant (a) a royalty for technical expertise of 2.0% of Net Smelter Returns on Products, other than Gold and Silver Products; and (b) a sliding scale royalty on Net Smelter Returns on Gold and Silver Products, in each case as those capitalized terms are defined herein, by executing a revised Royalty for Technical Expertise Agreement, dated as of March 23, 2001 (the “March 23, 2001 Amendment to RTE”).

G.            T-Mex assigned its interest in the Original RTE, as amended, to Placer Exploration Mexico Ltd. (“Placer Mexico”) by Assignment Agreement dated June 10, 2003 (the “T-Mex Assignment”).

H.            KMC sold, assigned and conveyed all of KMC’s interest in the Original RTE, as amended, to Royal Gold, Inc., a Delaware corporation, on December 28, 2005 (the “KMC Assignment”).

I.              The Original RTE Agreement, as amended by the March 23, 2001 Amendment to RTE, was further amended by a First Amendment to Royalty for Technical Expertise dated March 31, 2006, executed by MON, Placer Mexico and Royal Gold, Inc. (the Original RTE Agreement as amended by said amendments being referred to herein as the “Amended RTE Agreement,” and the Original RTE as amended by the Amended RTE Agreement being referred to herein as the “Amended RTE”).

J.             Placer Mexico assigned its interest in the Amended RTE to Barrick Gold Corporation (“Barrick”) by Royalty Conveyance dated March 31, 2008 (the “Placer Mexico Assignment”), which interest was further conveyed by Barrick to Royal by Royalty Assignment Agreement dated October 1, 2008 (the “Barrick Assignment”).

K.            Royal Gold, Inc. sold, assigned and conveyed all of its interest in the Amended RTE to Royal on October 22, 2008 (the “Royal Gold Assignment”).

L.             By virtue of the foregoing assignments, Royal owns on the date hereof a one hundred percent (100%) interest in and to the Amended RTE (herein now referred to as the “RTE”).

M.           The RTE continues in full force and effect as between MON and Royal, and is restated in its entirety as set forth in this RTE Agreement.

presente como “MON”), T-Mex y KMC modificaron el Contrato de RTE Original para otorgar (a) una regalía por experiencia técnica de 2.0% de los Rendimientos de Fundición Netos sobre los Productos, que no sean Productos de Oro y Plata; y (b) una regalía de escala  sobre los Rendimientos de Fundición Netos de los Productos de Oro y Plata, en cada caso según esos términos con mayúscula inicial se definen en el presente, al celebrar un Contrato de Regalía por Experiencia Técnica revisado, de fecha 23 de marzo de 2001 (la “Modificación del 23 de Marzo de 2001 al RTE”).

G.            T-Mex cedió su participación en el RTE Original, y sus modificaciones, a Placer Exploration México Ltd. (“Placer México”) mediante un Contrato de Cesión de fecha 10 de junio de 2003 (la “Cesión T-Mex”).

H.            KMC vendió, cedió y traspasó toda la participación de KMC en el RTE Original, y sus modificaciones, a Royal Gold, Inc., sociedad de Delaware, el 28 de diciembre de 2005 (la “Cesión KMC”).

I.              El Contrato de RTE de Original, modificado por la Modificación del 23 de Marzo de 2001 al RTE, fue modificado, además, por la Primera Modificación a la Regalía por Experiencia Técnica de fecha 31 de marzo de 2006, celebrada por MON, Placer México y Royal Gold, Inc. (el Contrato de RTE Original modificado por esas modificaciones en lo sucesivo el “Contrato de RTE Modificado”, y el RTE Original, modificado por el Contrato de RTE Modificado denominado en el presente el “RTE Modificado”).

J.             Placer México cedió su participación en el RTE Modificado a Barrick Gold Corporation (“Barrick”) a través de un Traspaso de Regalías de fecha 31 de marzo de 2008 (la “Cesión de Placer México”), cuya participación fue traspasada adicionalmente por Barrick a Royal mediante un Contrato de Cesión de Regalías de fecha 1 de octubre de 2008 (la “Cesión de Barrick”).

K.            Royal Gold, Inc. vendió, cedió y traspasó todas sus participaciones en el RTE Modificado a Royal el 22 de octubre de 2008 (la “Cesión de Royal Gold”).

L.             En virtud de las cesiones anteriores, Royal posee, a la fecha del presente una participación del 100% (cien por ciento) sobre el RTE Modificado (denominado en el presente como “RTE”).

M.           El RTE continúa en vigor y efecto entre MON y Royal, y se reexpresó en su totalidad de acuerdo con lo estipulado en este Contrato RTE.

N.            The parties, by this instrument, desire to confirm, amend, restate and register the RTE, the assignments of the KMC interest in the RTE to Royal Gold, Inc. pursuant to the KMC Assignment and to Royal pursuant to the Royal Gold Assignment, and the assignments of the T-Mex interest in the RTE to Placer Mexico pursuant to the T-Mex Assignment, to Barrick pursuant to the Placer Mexico Assignment, and to Royal pursuant to the Barrick Assignment.

NOW THEREFORE, FOR Ten Dollars ($10.00) now delivered each party unto the other and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I.

Amendment

The Amended RTE Agreement is hereby amended and restated in its entirety as follows:

1.1           From the date of Commencement of Commercial Production until such time as the first 2,000,000 ounces of gold have been mined, processed and sold (or deemed sold) from the Property, MON shall pay Royal the RTE, equal to (in cumulative amount):

(a)           2% of the Net Smelter Returns in respect of all Products mined and sold (or deemed sold) by MON from the Property; and

(b)           the applicable percentage based upon the Gold Price as published in The Wall Street Journal for the calendar quarter in which the royalty is payable of the Net Smelter Returns in respect of all Silver and Gold Products mined and sold (or deemed sold) by MON from the Property as follows:

N.            Las partes, mediante este instrumento, desean confirmar, modificar, reformular y registrar el RTE, las cesiones de la participación de KMC en el RTE a Royal Gold, Inc. de acuerdo con la Cesión KMC y a Royal de acuerdo con la Cesión de Royal Gold, y las cesiones de la participación de T-Mex en el RTE a Placer México de acuerdo con la Cesión T-Mex, a Barrick de acuerdo con la Cesión de Placer México, y a Royal de acuerdo con la Cesión de Barrick.

AHORA POR LO TANTO, por la contraprestación de USD$10.00 (diez dólares) que cada una de las partes se entrega como una contraprestación válida y onerosa, cuyo recibo y suficiencia se acusan en este acto, las partes convienen sujetarse al tenor de lo siguiente:

CLÁUSULA I.

Modificación

El Contrato de RTE Modificado por este acto se modifica y reformula en su totalidad de la siguiente forma:

1.1           A partir de la fecha del Inicio de la Producción Comercial hasta la fecha en que las primeras 2,000,000 de onzas de oro se hayan extraído de la mina, procesado y vendido (o que se consideren vendidas) de la Propiedad, MON pagará a Royal el RTE, el equivalente a (en un monto acumulativo):

(a)           2% de los Rendimientos de Fundición Netos respecto de los Productos extraídos de la mina y vendidos (o que se consideren vendidos) por MON de la Propiedad; y

(b)           el porcentaje aplicable con base en el Precio del Oro publicado en The Wall Street Journal para el trimestre calendario en el que se pague la regalía de los Rendimientos de Fundición Netos respecto de todos los Productos de Plata y Oro que se extraigan de la mina y se vendan (o que se consideren vendidos) por MON de la Propiedad de la siguiente forma:

Gold Price Range	Net Smelter Return Royalty 100% Basis	Rango de Precio del Oro	Regalía de Rendimiento de Fundición Neto Sobre una Base del 100%
US$0.00/oz to US$299.99/oz	1.0%	US$0.00/oz a US$299.99/oz	1.0%
US$300.00/oz to US$324.99/oz	1.5%	US$300.00/oz a US$324.99/oz	1.5%
US$325.00/oz to US$349.99/oz	2.0%	US$325.00/oz a US$349.99/oz	2.0%
US$350.00/oz to US$374.99/oz	3.0%	US$350.00/oz a US$374.99/oz	3.0%
US$375.00/oz to US$399.99/oz	4.0%	US$375.00/oz a US$399.99/oz	4.0%
US$400.00/oz or higher	5.0%	US$400.00/oz o mayor	5.0%

1.2           For the purposes of this RTE Agreement:

(a)         “Allowable Deductions” means the following costs incurred after the doré or concentrate stage:

(i)        all smelting and refining costs, sampling, assaying and treatment charges and penalties including, but not limited to, metal losses, penalties for impurities and charges for refining, selling and handling by the smelter, refinery or other purchaser (including price participation charges by smelters and/or refiners);

(ii)       costs of handling, transporting, securing (security costs) and insuring such material from the Property or from a concentrator, whether situated on or off the Property, to the place of sale;

(iii)  taxes based upon sales or production which cannot be recovered by MON, but not income taxes; and

(iv)  marketing costs, including sales commissions, incurred in selling ore, concentrate and metal produced from the Property,

provided that if Products are deemed to have been sold, Allowable Deductions shall include amounts representing the

1.2           Para efectos de este Contrato de RTE:

(a)           “Deducciones Permisibles” significan los siguientes costos incurridos después de la etapa de dorado o concentrado:

(i)       todos los costos de fundición y refinanciamiento, muestreo, ensayos y cargos de tratamiento así como las penalizaciones incluyendo, de manera enunciativa mas no limitativa, pérdidas de metal, penalizaciones por impurezas y cargos por refinación, venta y manejo por parte del fundidor, la refinería u otro comprador (incluyendo los cargos de participación de precios por los fundidores y/o refinadores);

(ii)      los costos de manejo, transporte, aseguramiento (costos de seguridad) y aseguramiento de ese material de la Propiedad o de un concentrador, sea ubicado dentro o fuera de la Propiedad, al lugar de venta;

(iii)     los impuestos con base en las ventas o producción que no puedan ser recuperados por MON, pero que no sean impuestos sobre la renta; y

(iv)     los costos de comercialización, incluyendo comisiones de venta, incurridos en la venta de menas, concentrados y metales producidos de la Propiedad,

en la inteligencia que si se considera que los Productos se han vendido, las Deducciones Permisibles incluirán los items enumerated above to the extent that they would have been borne by MON had the Products actually been sold.

(b)         “Commencement of Commercial Production” means April 1, 2006.

(c)         “Final Settlement Date” means the date on which refined gold or silver is available to MON.

(d)         “Gold and Silver Products” means ores, minerals, or other commercially valuable products containing gold or silver mined from the Property, provided that where such products contain a combination of gold or silver and other commercially valuable metals or minerals, Gold and Silver Products shall be deemed to comprise only that fraction of such products as represents the proportionate commercial value of the gold and silver contained in such products, with the remaining fraction of such products deemed to be Products (as such term is defined herein).

(e)         “Gold Price” means the price per ounce equal to the average London Bullion Market Association afternoon gold price fix as published in The Wall Street Journal for the calendar quarter in which the royalty is payable.

(f)          “Net Smelter Returns” means:

(i)        in the case of gold or silver processed by a refinery, an amount equal to the number of ounces credited to MON by the refinery on the Final Settlement Date multiplied by the Gold Price in the case of ounces of gold credited to MON, or the Silver Price in the case of ounces of silver credited to MON, less Allowable Deductions; and

(ii)           in all other cases, the amount received by MON from the buyer of the Products (or, if such Products are deemed to be sold, an amount montos que representen las partidas enumeradas anteriormente en la medida que habrían sido sufragadas por MON si los Productos se hubieran vendido realmente.

(b)           “Inicio de la Producción Comercial” significa el 1 de abril de 2006.

(c)           “Fecha de Acuerdo Final” significa la fecha en la que el oro o la plata refinada esté disponible para MON.

(d)           “Productos de Oro y Plata” significan menas, minerales u otros productos comercialmente valiosos que contengan oro o plata extraídos de la mina de la Propiedad, en la inteligencia que esos productos contengan una combinación de oro o plata y otros metales o minerales comercialmente valiosos, se considerará que los Productos de Oro y Plata abarcan únicamente esa fracción de esos productos que represente el valor comercial proporcional del oro y la plata incluidos en esos productos, y la fracción restante de esos productos se considerará Productos (según ese término se define en el presente).

(e)           “Precio del Oro” significa el precio por onza equivalente al precio del oro de medio día de London Bullion Market Association establecido como se publica en el The Wall Street Journal para el trimestre calendario en el que se paga la regalía.

(f)            “Rendimientos de Fundición Netos” significa:

(i)       en el caso del oro o la plata procesada por una refinería, un monto equivalente al número de onzas acreditado a MON por parte de la refinería en la Fecha de Acuerdo Final multiplicado por el Precio del Oro en el caso de las onzas de oro acreditadas a MON, o el Precio de la Plata en el caso de las onzas de plata acreditadas a MON, menos las Deducciones Permisibles; y

(ii)      en todos los demás casos, el monto recibido por MON del comprador de los Productos (o, si los Productos se consideran equal to the market value thereof f.o.b. the plant producing the same (which amount shall be deemed to have been received by MON)), less Allowable Deductions.

(g)         “Original Asset Purchase Agreement” means the Asset Purchase Agreement dated as of December 21, 2000 between and among MSA, ONCM, and National Gold Corporation (as amended by the Amendment to Asset Purchase Agreement dated March 23, 2001 and the Second Amendment Agreement dated August 21, 2001).

(h)         “Products” means ores, minerals, or other commercially valuable products, except any fraction thereof comprising or deemed to comprise Gold and Silver Products, mined from the Property.

(i)          “Property” means the property covered by the mining concessions listed in Exhibit A to this RTE Agreement, which is incorporated by reference, and including renewals and restaking of the area encompassed by those mining concessions.

(j)            “RTE” means the royalty for technical expertise as a result of MSA providing geological and technical information on the Mulatos Project to ONCM, now MON, created by the Original RTE Agreement, as amended by the Amended RTE Agreement, and as restated in this RTE Agreement.

(k)           “Silver Price” means the price per ounce equal to the average London Bullion Market Association daily silver price fix as published in The Wall Street Journal for the calendar quarter in which the royalty is payable.

1.3           For the purposes of determining Net Smelter Returns, all receipts and disbursements in currency other than United States currency shall be converted into United States currency on the day of receipt or disbursement, as the case may be.

vendidos, un monto equivalente a su valor de mercado franco a bordo (f.o.b), la planta que lo produce (monto que se considerará recibido por MON)), menos las Deducciones Permisibles.

(g)           “Contrato de Compra de Activos Original” significa el Contrato de Compra de Activos de fecha 21 de diciembre de 2000 entre MSA, ONCM y National Gold Corporation (modificado por la Modificación al Contrato de Compra de Activos de fecha 23 de marzo de 2001 y el Segundo Convenio Modificatorio de fecha 21 de agosto de 2001).

(h)           “Productos” significa menas, minerales u otros productos comercialmente valiosos, excepto cualquier fracción del mismo que abarca o se considera que abarca los Productos de Oro y Plata, que se obtienen de la mina de la Propiedad.

(i)            “Propiedad” significa la propiedad cubierta por las concesiones mineras mencionadas en el Anexo A de este Contrato de RTE, incorporado por referencia, y que incluye las renovaciones y relevantamiento del área que abarca esas concesiones mineras.

(j)            “RTE” significa la regalía por experiencia técnica como resultado de que MSA proporciona información geológica y técnica sobre el Proyecto de Mulatos a ONCM, actualmente MON, creado por el Contrato de RTE Original, y modificado por el Convenio Modificatorio de RTE, y reformulado en este Convenio de RTE.

(k)           “Precio de la Plata” significa el precio por onza equivalente al precio diario de la plata promedio de London Bullion Market Association publicado en The Wall Street Journal para el trimestre calendario en el que se paga la regalía.

1.3           Para determinar los Rendimientos de Fundición Netos, todas las entradas y desembolsos en una moneda distinta a los dólares de los Estados Unidos se convertirán a dólares de los Estados Unidos el día que se reciban o desembolsen, según sea el caso.

1.4           Net Smelter Returns shall be calculated by MON at the end of each calendar quarter in which Gold and Silver Products and Products from the Property are sold or deemed to be sold.  Quarterly calculations of Net Smelter Returns, together with payment of the applicable RTE in United States currency, or in kind if requested by Royal before the end of the applicable quarter, and calculated using the same basis of valuation and with all additional costs for payment in kind being borne by Royal, and copies of all net smelter receipts, shall be delivered to Royal within forty-five (45) days after the end of the applicable quarter.

1.5           Royal, at its sole election and expense, shall have the right to perform audits, whether by Royal or through any authorized representative of Royal, of MON’s accounts relating to the RTE.  Any such audit shall be for a reasonable length of time during regular business hours, at a mutually convenient time, upon at least ten (10) business days’ prior written notice by Royal.  Each payment of the RTE made in any calendar year shall be considered final and binding on MON and, absent fraud or misrepresentation, shall not be subject to subsequent modification by MON unless Royal gives written notice describing and setting forth a specific objection to the calculation thereof on or before March 31st of the calendar year following the calendar year which was the subject of the audit.  Such objection shall specify the basis for the objection in reasonable detail.  MON shall account for any deficit in payments within ten (10) business days following completion of such audit.

1.6           MON may, but shall not be under any duty to, engage in price protection (hedging) or speculative transactions such as futures contracts and commodity options in its sole discretion covering all or part of production from the Property and neither the profits nor the losses from such transactions shall be taken into account in calculating Net Smelter Returns.

1.7           None of the provisions of this RTE Agreement shall give Royal any right to management of the Property or any mine established thereupon, nor shall the provisions be interpreted to do so, in particular, but without limiting the generality of the preceding statement, MON will plan, manage, control, conduct and supervise mining and processing operations and any decision relating to the type, dimensions and location of the mine, its facilities, pits and service and ancillary establishments, as well as any decision pertaining to the rate of work, production processes,

1.4           Los Rendimientos de Fundición Netos serán calculados por MON al final de cada trimestre calendario en el que los Productos de Oro y Plata y los Productos de la Propiedad se vendan o se consideren vendidos.  Los cálculos trimestrales de los Rendimientos de Fundición Netos, junto con el pago del RTE aplicable en moneda de Estados Unidos, o en especie si así lo solicita Royal antes del final del trimestre correspondiente, y calculados utilizando la misma base de valuación y con todos los costos adicionales de pago en especie serán realizados por Royal, y se le entregará a éste copia de todos los recibos de fundición netos en un periodo de 45 (cuarenta y cinco) días después del final del trimestre correspondiente.

1.5           Royal, a su discreción y a su costo y gasto, tendrá derecho a realizar auditorías, sea por Royal o a través de cualquier representante autorizado de éste, de la contabilidad de MON relacionada con el RTE.  Esa auditoría será por un periodo razonable en horas hábiles normales a la hora mutuamente conveniente con notificación escrita de al menos 10 (diez) días de antelación por parte de Royal.  Cada uno de los pagos de RTE realizados en cualquier año calendario se considerarán definitivos y vinculatorios para MON y, si no existe un fraude o declaración falsa, no estarán sujetos a una modificación adicional por parte de MON a menos que Royal envíe notificación escrita que describa y estipule una objeción específica a su cálculo en o antes del 31 de marzo del año calendario después del año calendario en el que fue sujeto de auditoría.  Esa objeción especificará la base de la objeción en detalle razonable.  MON justificará cualquier déficit de pagos en un periodo de 10 (diez) días hábiles después de la terminación de esa auditoría.

1.6           MON podrá dedicarse, mas no tendrá la obligación de dedicarse a operaciones de protección (compensación) de precios u operaciones especulativas como contratos de futuros y opciones de bienes de consumo, a su exclusiva discreción, que cubran la totalidad o parte de la producción de la Propiedad y ni las utilidades ni las pérdidas de esas operaciones se tomarán en cuenta al calcular los Rendimientos de Fundición Netos.

1.7           Ninguna de las disposiciones de este Convenio de RTE darán a Royal el derecho a administrar la Propiedad o cualquier mina establecida sobre la misma, ni las disposiciones se interpretarán que lo hacen, en específico, pero sin limitar la generalidad de la declaración anterior, MON planeará, administrará, controlará, conducirá y supervisará las operaciones mineras y de procesamiento y cualquier decisión relacionada con el tipo, las dimensiones y la ubicación de la mina, sus instalaciones, fosas y establecimiento de servicios y secundarios, así como toda decisión expansion of the mine and to temporary or final stoppage of commercial exploitation and mining operations on the Property, provided that MON shall conduct all operations on the Property in a good and workmanlike manner and in accordance with accepted mining practice.

1.8           The parties acknowledge that MON is not obligated to maintain in good standing, renew or otherwise retain any interest in the Property, or application or reapplication therefor, and that MON may, in its sole discretion, without penalty, relinquish, drop, abandon or allow to lapse any or all of the Property, or the applications or reapplications therefor, without further obligation to Royal except as set forth in the Original Asset Purchase Agreement and except as otherwise provided by the provisions of this RTE Agreement.

1.9           Notwithstanding the provisions of Section 1.8 of this RTE Agreement, if MON relinquishes, drops, abandons, allows any portion of the Property to lapse, and subsequently reacquires a direct or indirect beneficial interest with respect to such portion of the Property, then such portion of the Property will once again be subject to the obligation to pay the RTE.

1.10         Until payment of the RTE in full MON shall not transfer all or any interest in the Property unless the proposed transferee agrees with Royal in advance of such transfer and in writing to be bound by the terms and conditions of this RTE Agreement.

1.11         From and after the date of execution of this RTE Agreement, MON shall deliver to Royal the following data and information relating to operations conducted on or for the benefit of the Property:

(a)           Within twenty (20) calendar days following the end of each calendar month, the Monthly Summary of Operating Statistics in the form, and containing the information presented in the form, of Exhibit B to this RTE Agreement;

(b)           The annual reserve and resource estimate for the Property as and when finalized by MON’s management; and

(c)           MON’s life of mine plan prepared on an annual basis relating to the Property as and when finalized by MON’s management.

inherente al ritmo de trabajo, procesos de producción, expansión de la mina y al paro temporal o final de la explotación comercial y las operaciones mineras sobre la Propiedad, en la inteligencia que MON llevará a cabo todas las operaciones sobre la Propiedad de forma adecuada y profesional y de conformidad con la práctica minera aceptada.

1.8           Las partes reconocen que MON no se verá obligado a mantener en buenas condiciones, a renovar ni conservar ninguna participación en la Propiedad, o en la aplicación o reaplicación de la misma, y que MON, a su exclusiva discreción, podrá sin penalización, renunciar, dejar, abandonar o permitir que pase cualquier parte de la Propiedad o la totalidad de la Propiedad, o las aplicaciones o reaplicaciones de la misma, sin mayor obligación frente a Royal que no sea la que se estipula en el Contrato de Compra de Activos Original y excepto por lo que se estipula de otra forma en las disposiciones de este Contrato de RTE.

1.9           No obstante las disposiciones de la Sección 1.8 de este Contrato de RTE, en caso de que MON renuncie, deje, abandone, permita que transcurra cualquier parte de la Propiedad, y posteriormente vuelva a adquirir una participación usufructuaria directa o indirecta respecto a esa parte de la Propiedad, entonces esa parte de la Propiedad nuevamente estará sujeta a la obligación de pagar la RTE.

1.10         Hasta que se pague la RTE en su totalidad MON no transferirá la totalidad o parte de la participación en la Propiedad a menos que el beneficiario de la transferencia propuesto convenga con Royal antes de esa transferencia y por escrito sujetarse a los términos y condiciones de este Contrato de RTE.

1.11         A partir de y después de la fecha de celebración de este Contrato de RTE, MON entregará a Royal los siguientes datos e información relacionados con las operaciones realizadas sobre la Propiedad o para beneficio de ésta:

(a)           En un periodo de 20 (veinte) días calendario después del final de cada mes calendario, el Resumen Mensual de Estadísticas de Operación en la forma, y con la información presentada como Anexo B de este Contrato de RTE;

(b)           El estimado de reserva y recursos anuales para la Propiedad cuando lo finalice la administración de MON; y

(c)           La duración del plan minero de MON elaborado anualmente con relación a la Propiedad cuando lo termine la administración de MON.

Royal, on behalf of itself and its affiliated entities (for purposes of this Section 1.11, “Royal”), agrees to treat as confidential and refrain from disclosing to third parties all data and information disclosed by MON to Royal pursuant to this Section 1.11 which is confidential or proprietary to MON and its affiliates (for purposes of this Section 1.11, “MON”).  Nothing set forth in the previous sentence shall impair Royal’s right to use or disclose any data or information which:

(w)          at the time of disclosure to Royal is generally available to the public or thereafter becomes generally available to the public through no act of Royal;

(x)            Royal can show was in its possession prior to disclosure to it and was not acquired, directly or indirectly, from MON or any other source bound by a confidentiality agreement with MON;

(y)           Royal can show was received by it after the time of disclosure to Royal from a third party who did not acquire it from MON under an obligation of confidence and that, without breach of any obligation, Royal is free to disclose it to others; or

(z)            is required to be disclosed by applicable law, the rules of any stock exchange, or by the order of any judicial or regulatory authority having jurisdiction over the matter.

1.12         Royal or its authorized agent or representative, on not less than seven days’ notice to MON, may enter upon all surface and subsurface portions of the Property under the direction and control of MON for the purpose of inspecting the Property, all improvements thereto and operations thereon, provided that Royal and its authorized agents and representatives shall enter the Property at their own risk and expense and may not unreasonably hinder operations on or pertaining to the Property.

1.13         Subject as hereinafter provided, MON shall indemnify and save Royal harmless from any loss, cost or liability incurred in its capacity as owner of the RTE (including, without limitation, reasonable attorneys’ fees) as a result of a claim by a third party and arising from any failure by MON at all times to comply with all applicable federal, provincial and local laws, statutes, rules, regulations, permits, ordinances, certificates, licenses and other regulatory requirements, policies and guidelines relating to MON’s operations and activities on or with respect to the Property; provided, however, MON shall have the right to contest any of the same.

Royal, en representación de sí mismo y de sus filiales (para efectos de esta Sección 1.11, “Royal”), se obliga a tratar como confidencial y abstenerse de divulgar a terceros todos los datos e información divulgados por MON a Royal de acuerdo con esta Sección 1.11 que será confidencial o patrimonial para MON y sus filiales (para efectos de esta Sección 1.11, “MON”).  Nada contenido en la oración anterior afectará el derecho de Royal de usar o divulgar cualquier dato o información que:

(w)          al momento de que se divulgue a Royal esté disponible al público en general o posteriormente llegue a estar disponible para el público en general sin acto alguno de Royal;

(x)            Royal puede mostrar que se encontraba en su posesión antes de que se le divulgara y no fue adquirida, directa o indirectamente, de MON ni ninguna otra fuente obligada por un acuerdo de confidencialidad con MON;

(y)           Royal puede demostrar que la recibió por divulgación de un tercero que no la adquirió de MON bajo ninguna obligación de confidencialidad y que, sin violar ninguna obligación, Royal estará en libertad de divulgarla a otros; o

(z)            la ley aplicable, las reglas de cualquier bolsa de valores o alguna otra ley de alguna autoridad judicial o reglamentaria competente sobre el asunto requiere que se divulgue.

1.12         Royal o su agente o representante autorizado, mediante notificación con no menos de siete días de antelación a MON, podrá entrar a toda la superficie y parte de la superficie de la Propiedad bajo la dirección y el control de MON para inspeccionar la Propiedad, todas sus mejoras y operaciones, en la inteligencia que Royal y sus agentes y representantes autorizados entren a la Propiedad bajo su propio riesgo y a su costo y gasto y no podrán afectar de forma irrazonable las operaciones en la Propiedad o que inherentes a ésta.

1.13         Sujeto a lo estipulado más adelante, MON indemnizará y mantendrá a Royal en paz y a salvo de cualquier pérdida, costo o responsabilidad incurrida en su carácter de propietario de RTE (incluyendo, de manera enunciativa mas no limitativa, los honorarios legales razonables) como resultado de una reclamación por parte de un tercero y que surjan de la omisión de MON en todo momento de cumplir con las leyes, reglas, reglamentos, permisos, ordenamientos, certificados, licencias y otros requisitos reglamentarios, políticas y lineamientos federales, de provincia y locales con relación a las operaciones y actividades de MON sobre o respecto a la Propiedad; en la inteligencia, sin embargo, que MON tendrá derecho a

1.14 Before minerals from the Property are commingled with minerals from other properties:	impugnar cualquiera de los anteriores. 1.14 Antes de que los minerales de la Propiedad se mezclen con minerales de otras propiedades:

(a)           The minerals from the Property shall be measured and sampled in accordance with sound mining and metallurgical practices for moisture, metal, and other appropriate content;

(b)           Representative samples of the minerals shall be taken and retained by MON together with the results of assays (including penalty substances) and other appropriate analysis of the samples to determine metal and other relevant content of and penalty substances in the minerals, which samples and results will be produced at the request of Royal; and

(c)           The amount of the RTE due and payable to Royal from minerals produced from the Property commingled with minerals from other properties shall be determined.

(a)      Los minerales de la Propiedad se medirán y se les sacará una muestra de acuerdo con las sanas prácticas mineras y metalúrgicas para ver su grado de humedad, metal y otro contenido correspondiente;

(b)      MON tomará y conservará las muestras representativas de los minerales junto con los resultados de las pruebas (incluyendo sustancias de penalización) y otros análisis adecuados de las muestras para determinar el contenido de metal y otro contenido relevante de cualquier sustancia de penalización en los minerales, muestras y resultados que se presentarán a solicitud de Royal; y

(c)      Se determinará el monto de RTE adeudado y pagadero a Royal de los minerales obtenidos de la Propiedad, mezclados con los minerales de otras propiedades.

Following the expiration of the period for objection described in Section 1.5 of this RTE Agreement, and absent timely objection by Royal, MON may dispose of the samples and results required to be kept by this Section.

1.15         Time shall be of the essence hereof.

1.16         In order to guarantee the compliance with and timely payment when due of the RTE and each and all the obligations under this RTE Agreement, simultaneously with the execution hereof MON shall execute and deliver to Royal a first charge non-possessory commercial pledge against the Property in first rank and degree, and shall take all actions required thereunder.

1.17         This RTE Agreement and Royal’s interest in the RTE is assignable by Royal in whole or in part without the consent of MON.

1.18         The exchange rate applicable to the conversion of any amounts denominated in the lawful currency of Mexico to U.S. Dollars under this RTE Agreement shall be the exchange rate reported in the Diario Oficial de la Federación on the date of the conversion or on the next day on which the Diario Oficial de la Federación is published if the conversion must be done pursuant to this Agreement on a day on which the Diario Oficial de la Federación was not published.

Después del vencimiento del periodo de objeción descrito en la Sección 1.5 de este Contrato de RTE, y si no existe una objeción oportuna por parte de Royal, MON podrá enajenar las muestras y resultados cuya conservación es requerida por esta Sección.

1.15         El tiempo será esencial.

1.16         Para garantizar el cumplimiento y pago oportuno al vencimiento del RTE y cada una de las obligaciones de este Contrato de RTE, simultáneamente con su celebración MON celebrará y entregará a Royal la prenda comercial sin transmisión de posesión de primer cargo contra la Propiedad en primer rango y grado, y tomará todas las medidas requeridas para ello.

1.17         Este Convenio de RTE y la participación de Royal en el RTE podrán ser cedidos por Royal en su totalidad o en parte sin consentimiento de MON.

1.18         El tipo de cambio aplicable a la conversión de cualquier monto denominado en la moneda de curso legal de México a dólares de los Estados Unidos de acuerdo con este Convenio de RTE será el tipo de cambio reportado en el Diario Oficial de la Federación en la fecha de conversión o el siguiente día en el que el Diario Oficial de la Federación se publique si la conversión debe realizarse de acuerdo con este Contrato en un día en el que no se publicó el Diario

1.19         Without regard to principles of conflicts of law, this RTE Agreement is made under and shall be interpreted and enforced in accordance with the laws of the State of Colorado applicable to contracts made and to be performed entirely within such state and the laws of the United States of America, except that, to the extent that the law of the jurisdiction in which the real property is located (or which is otherwise applicable to the real property) necessarily governs with respect to procedural and substantive matters relating to the creation and enforcement of the interests created herein, the law of such other jurisdiction shall apply.

Oficial de la Federación.

1.19         Sin considerar los principios de conflictos de ley, este Convenio de RTE se realiza y será interpretado y aplicado de acuerdo con las leyes del Estado de Colorado aplicable a los contratos realizados y a ser realizados en su totalidad dentro de ese estado y las leyes de los Estados Unidos de América, excepto que, en la medida que la ley de la jurisdicción en la que se ubique el bien inmueble (o que de otra forma aplique al bien inmueble) rija necesariamente con respecto a los asuntos procesales y sustantivos por la creación y aplicación de las participaciones aquí creadas, aplicará la ley de esa otra jurisdicción.

ARTICLE II.
Attributes of RTE

2.1           In view of the execution of this RTE Agreement, MON shall create a non-possessory commercial pledge (in first rank and degree) to run with the Property, and any voluntary or involuntary assignment by MON of any part of the Property or interest therein shall be subject to the said pledge and to the RTE, and this shall also be provided in the pledge agreement.

2.2           Royal shall be entitled to assign or encumber all or any part of its interest in the RTE without the consent of MON.

2.3           This RTE Agreement is executed by the parties for the purposes of acknowledging the assignments of the RTE described herein, the amendment and restatement of the RTE as set forth herein, the registration of the RTE, and to give notice to third parties of the current ownership and essential terms of the RTE.  Promptly upon Royal’s request, the parties hereto shall sign and ratify before a Notary Public and deliver to Royal a Spanish version hereof for registration in Mexico, if such registration is or becomes available. The Spanish version shall also contain the requisite provisions and formalities to accomplish such registration, and to perfect under Mexican law all of the covenants contained herein. MON and T-Mex shall sign and ratify the Spanish version hereof before a Mexican Notary Public. In the event of any conflict between the English and Spanish version of any provision of this RTE Agreement, the provision of the English version shall control.

CLÁUSULA II.
Atributos de RTE

2.1           En vistas de la celebración de este Contrato de RTE, MON creará una prenda comercial sin transmisión de posesión (en primer rango y grado) sobre la Propiedad, y cualquier cesión voluntaria o involuntaria de MON de alguna parte de la Propiedad o sus participaciones estará sujeta a esa prenda y al RTE, y ésta también se estipulará en el contrato de prenda.

2.2           Royal tendrá derecho a ceder o afectar la totalidad o parte de sus participaciones en el RTE sin consentimiento de MON.

2.3           Este Convenio de RTE será celebrado por las partes para reconocer las cesiones de RTE aquí descritas, la modificación y reformulación de RTE de acuerdo a lo estipulado en el presente, el registro de RTE y para enviar notificación a terceros de los términos de propiedad y términos esenciales actuales de RTE.  Oportunamente a solicitud de Royal, las partes por este acto firman y ratifican ante Notario Público y entregan a Royal una versión en español del presente para su registro en México, si ese registro está o llega a estar disponible.  La versión en español también incluirá las disposiciones y trámites necesarios para lograr ese registro y perfeccionar todos los pactos aquí contenidos de acuerdo con la ley mexicana.  MON y T-Mex firmarán y ratificarán la versión en español del presente ante Notario Público mexicano. En caso de cualquier conflicto entre la versión en inglés y en español, de cualquier disposición de este Convenio de RTE, regirá lo dispuesto en la versión en inglés.

EXECUTED on the day and year first referenced above.			CELEBRADO el día y año que se mencionan en el proemio.

MON:			MON:

MINAS DE ORO NACIONAL S.A. de C.V., formerly known as O.N.C. de Mexico S.A. de C.V.			MINAS DE ORO NACIONAL S.A. de C.V., anteriormente conocida como O.N.C. de México S.A. de C.V.

By:	/s/ Manley Guarducci		Por:	/s/ Manley Guarducci
	Name:	Manley Guarducci		Nombre:	Manley Guarducci
	Title:	Director General		Cargo:	Director General

Royal:			Royal:

RG MEXICO, INC.			RG MÉXICO, INC.

By:	/s/ Tony A. Jensen		Por:	/s/ Tony A. Jensen
	Name:	Tony A. Jensen		Nombre:	Tony A. Jensen
	Title:	President		Cargo:	Presidente

STATE OF COLORADO		)	ESTADO DE COLORADO		)
		) ss.			) Declaración Jurada
COUNTY OF DENVER		)	CONDADO DE DENVER		)

This instrument was acknowledged before me on the 27th day of May, 2011, by Tony A. Jensen as President of RG Mexico, Inc., a Delaware corporation.			Este instrumento fue reconocido ante mí el 27th de May de 2011, por Tony A. Jensen como Presidente de RG México, Inc., sociedad de Delaware.

[SEAL]			[SELLO]

My commission expires:			Mi nombramiento vence el:

	/s/ Karen Passavanti Gross			/s/ Karen Passavanti Gross
	Notary Public			Notario Público

EXHIBIT A

TO AGREEMENT FOR

AMENDMENT AND RESTATEMENT

OF

ROYALTY FOR TECHNICAL EXPERTISE

MULATOS PROJECT MINING CONCESSIONS

SUBJECT TO ROYALTY FOR TECHNICAL EXPERTISE

	LOT	HOLDER	SURFACE (Hectares)	TITLE	TYPE OF CONCESSION	TERM	LOCATION
1	Nuevo Mulatos	MON	30.0000	180600	Exploitation	July 12, 2037	Sahuaripa, Sonora
2	San Miguel 1	MON	16.7056	191139	Exploitation	April 28, 2041	Sahuaripa, Sonora
3	Cristina	MON	290.0000	191271	Exploitation	December 18, 2041	Sahuaripa, Sonora
4	Carolina	MON	347.0000	191272	Exploitation	December 18, 2041	Sahuaripa, Sonora
5	Bety	MON	453.7237	191273	Exploitation	December 18, 2041	Sahuaripa, Sonora
6	San Miguel 2	MON	20.2516	195438	Exploitation	September 13, 2042	Sahuaripa, Sonora
7	La Central No.1	MON	81.2560	196108	Exploitation	September 22, 2042	Sahuaripa, Sonora
8	El Víctor de Mulatos	MON	18.0000	196110	Exploitation	September 22, 2042	Sahuaripa, Sonora
9	La Central	MON	96.0000	196111	Exploitation	September 22, 2042	Sahuaripa, Sonora
10	San Carlos	MON	9.0000	196112	Exploitation	September 22, 2042	Sahuaripa, Sonora
11	Salamandra Fracción 1	MON	8,072.6559	212185	Exploitation	August 29, 2046	Sahuaripa, Sonora
12	Salamandra Fracción 2	MON	1,161.5005	212186	Exploitation	August 29, 2046	Sahuaripa, Sonora
13	Salamandra Fracción 3	MON	604.0000	212187	Exploitation	August 29, 2046	Sahuaripa, Sonora
14	Tequila	MON	18.7440	206724	Exploitation	March 11, 2048	Sahuaripa, Sonora
15	Mirtha	MON	470.3190	206755	Exploitation	March 11, 2048	Sahuaripa, Sonora
16	El Jaspe	MON	78.0000	209714	Exploitation	August 2, 2049	Sahuaripa, Sonora
17	San Lorenzo	MON	60.0000	210493	Exploitation	October 7, 2049	Sahuaripa, Sonora
18	San Lorenzo	MON	15.6160	211573	Exploitation	June 15, 2050	Sahuaripa, Sonora
19	El Marrano	MON	434.0000	217518	Exploitation	July 15, 2052	Sahuaripa, Sonora
20	Capulín 2	MON	12.0084	217556	Exploitation	July 15, 2052	Sahuaripa, Sonora
21	Alejandra	MON	405.6606	217765	Exploitation	August 12, 2052	Sahuaripa, Sonora

22	El Carricito	MON	2,176.2872	222880	Exploitation	September 13, 2054	Yecora, Sonora
23	El Carricito 2	MON	100.0000	212507	Exploitation	October 30, 2006	Yecora, Sonora
24	Cerro Pelón	MON	500.0000	213670	Exploitation	June 7, 2007	Sahuaripa, Sonora
25	Cerro Pelón 2	MON	500.0000	214866	Exploitation	December 3, 2007	Sahuaripa, Sonora
26	Los Compadres	MON	10.0000	218820, replacement for 201674	Exploitation	January 20, 2009	Sahuaripa, Sonora
27	Continuación de Virgencita	MON	100.0000	190634	Exploitation	April 28, 2041	Sahuaripa, Sonora

2

ANEXO A

DEL CONVENIO
MODIFICATORIO Y DE REFORMULACIÓN
DE
REGALÍAS POR EXPERIENCIA TÉCNICA

CONCESIONES MINERAS DEL PROYECTO MULATOS
SUJETAS A REGALÍAS POR EXPERIENCIA TÉCNICA

	LOTE	TENEDOR	SUPERFICIE (Hectáreas)	TÍTULO	TIPO DE CONCESIÓN	VIGENCIA	UBICACIÓN
1	Nuevo Mulatos	MON	30.0000	180600	Explotación	12 de julio de 2037	Sahuaripa, Sonora
2	San Miguel 1	MON	16.7056	191139	Explotación	28 de abril de 2041	Sahuaripa, Sonora
3	Cristina	MON	290.0000	191271	Explotación	18 de diciembre de 2041	Sahuaripa, Sonora
4	Carolina	MON	347.0000	191272	Explotación	18 de diciembre de 2041	Sahuaripa, Sonora
5	Bety	MON	453.7237	191273	Explotación	18 de diciembre de 2041	Sahuaripa, Sonora
6	San Miguel 2	MON	20.2516	195438	Explotación	13 de septiembre de 2042	Sahuaripa, Sonora
7	La Central No.1	MON	81.2560	196108	Explotación	22 de septiembre de 2042	Sahuaripa, Sonora
8	El Víctor de Mulatos	MON	18.0000	196110	Explotación	22 de septiembre de 2042	Sahuaripa, Sonora
9	La Central	MON	96.0000	196111	Explotación	22 de septiembre de 2042	Sahuaripa, Sonora
10	San Carlos	MON	9.0000	196112	Explotación	22 de septiembre de 2042	Sahuaripa, Sonora
11	Salamandra Fracción 1	MON	8,072.6559	212185	Explotación	29 de agosto de 2046	Sahuaripa, Sonora
12	Salamandra Fracción 2	MON	1,161.5005	212186	Explotación	29 de agosto de 2046	Sahuaripa, Sonora
13	Salamandra Fracción 3	MON	604.0000	212187	Explotación	29 de agosto de 2046	Sahuaripa, Sonora
14	Tequila	MON	18.7440	206724	Explotación	11 de marzo de 2048	Sahuaripa, Sonora
15	Mirtha	MON	470.3190	206755	Explotación	11 de marzo de 2048	Sahuaripa, Sonora

3

16	El Jaspe	MON	78.0000	209714	Explotación	2 de agosto de 2049	Sahuaripa, Sonora
17	San Lorenzo	MON	60.0000	210493	Explotación	7 de octubre de 2049	Sahuaripa, Sonora
18	San Lorenzo	MON	15.6160	211573	Explotación	15 de junio de 2050	Sahuaripa, Sonora
19	El Marrano	MON	434.0000	217518	Explotación	15 de julio de 2052	Sahuaripa, Sonora
20	Capulín 2	MON	12.0084	217556	Explotación	15 de julio de 2052	Sahuaripa, Sonora
21	Alejandra	MON	405.6606	217765	Explotación	12 de agosto de 2052	Sahuaripa, Sonora
22	El Carricito	MON	2,176.2872	222880	Explotación	13 de septiembre de 2054	Yecora, Sonora
23	El Carricito 2	MON	100.0000	212507	Explotación	30 de octubre de 2006	Yecora, Sonora
24	Cerro Pelón	MON	500.0000	213670	Explotación	7 de junio de 2007	Sahuaripa, Sonora
25	Cerro Pelón 2	MON	500.0000	214866	Explotación	3 de diciembre de 2007	Sahuaripa, Sonora
26	Los Compadres	MON	10.0000	218820, reemplazo de 201674	Explotación	20 de enero de 2009	Sahuaripa, Sonora
27	Continuación de Virgencita	MON	100.0000	190634	Explotación	28 de abril de 2041	Sahuaripa, Sonora

4

EXHIBIT B TO AGREEMENT FOR AMENDMENT AND RESTATEMENT OF ROYALTY FOR TECHNICAL EXPERTISE FORM OF MONTHLY SUMMARY OF OPERATING STATISTICS	ANEXO B DEL CONVENIO MODIFICATORIO Y DE REFORMULACIÓN DE REGALÍAS POR EXPERIENCIA TÉCNICA FORMATO DE RESUMEN MENSUAL DE ESTADÍSTICAS DE OPERACIÓN